UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 6, 2011
QUIDEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-10961 (Commission File Number)	94-2573850 (I.R.S. Employer Identification No.)

10165 McKellar Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (858) 552-1100
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-1.1
EX-5.1

Item 1.01. Entry Into a Material Definitive Agreement.
     On January 6, 2011, Quidel Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, as the underwriter (the “Underwriter”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of 4,000,000 common shares of the Company, par value $0.001 per share (the “Shares”), at a price to the public of $13.15 per Share. Pursuant to the Underwriting Agreement, the Company granted the Underwriter a 30-day option to purchase up to an additional 600,000 Shares to cover over-allotments, which the Underwriter exercised in full on January 7, 2011. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.
     The net proceeds to the Company from the sale of the 4,600,000 Shares in the Offering are expected to be approximately $57.4 million, after deducting underwriting discounts and commissions and the Company’s estimated expenses related to the Offering. The Company expects to use the net proceeds of the Offering for working capital and other general corporate purposes, which may potentially include the acquisition or development of new technology, the acquisition of diagnostic or related companies, products or businesses or the repayment of existing indebtedness. The Offering is expected to close on or about January 11, 2011, subject to customary closing conditions.
     The Offering has been registered under the Securities Act, pursuant to a registration statement on Form S-3 (Registration No. 333-169136) of the Company, and a preliminary and final prospectus supplement filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 6, 2011, between Quidel Corporation and J.P. Morgan Securities LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIDEL CORPORATION
By:	/s/ Robert J. Bujarski
Robert J. Bujarski
Senior Vice President, General Counsel & Corporate Secretary

DATED: January 7, 2011

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated January 6, 2011, between Quidel Corporation and J.P. Morgan Securities LLC.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).